UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 15, 2013

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2013, certain subsidiaries of American Tower Corporation (the “Company”) entered into (i) a Loan Agreement, (ii) a Management Agreement, (iii) a Cash Management Agreement and (iv) a Trust and Servicing Agreement (each of the foregoing as defined below). The description of the Loan Agreement, the Management Agreement, the Cash Management Agreement and the Trust and Servicing Agreement set forth in Item 2.03 of this report is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 15, 2013, the Company used a substantial portion of the net proceeds of the offering described in Item 2.03 below, and incorporated under this Item 1.02 by reference, to repay all indebtedness, or $1.75 billion in principal amount, outstanding under the debt backing the Commercial Mortgage Pass-Through Certificates, Series 2007-1 (the “2007 Certificates”) plus prepayment consideration and accrued interest thereon and other costs and expenses related thereto.

For a summary of the material terms of the 2007 Certificates, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 27, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2013, American Tower Trust I (the “Trust”), a trust established by American Tower Depositor Sub, LLC (the “Depositor”), an indirectly-owned special-purpose subsidiary of the Company, issued in a private transaction (the “Transaction”), $1.8 billion of Secured Tower Revenue Securities, Series 2013-1 and Series 2013-2 (collectively, the “Securities”). A copy of the March 15, 2013 press release announcing the close of the Transaction is filed herewith as Exhibit 99.1.

The assets of the Trust consist of a nonrecourse loan (the “Loan”) initially made by the Trust to American Tower Asset Sub, LLC and American Tower Asset Sub II, LLC (together, the “Borrowers”), pursuant to a First Amended and Restated Loan and Security Agreement among the foregoing parties dated as of March 15, 2013 (the “Loan Agreement”). The Borrowers are jointly and severally liable under the Loan, which is secured primarily by mortgages on the Borrowers’ interests in certain of the wireless communications and related tower sites (the “Sites”). As indicated in the table below, the Securities were issued in two separate Series of the same class. The Securities were issued with terms identical to the Loan (defined below). The effective weighted average fixed interest rate of the Loan is 2.468%. The Series 2013-1A Securities have an expected life of approximately five years with a final repayment date in March 2043. The Series 2013-2A Securities have an expected life of approximately ten years with a final repayment date in March 2048.

Subclass	Initial Class Principal Balance	Interest Rate	Rating (Moody’s/Fitch)
Series 2013-1A	$500,000,000	1.551%	Aaa(sf)/AAA(sf)
Series 2013-2A	$1,300,000,000	3.070%	Aaa(sf)/AAA(sf)

The Company used a substantial portion of the net proceeds from this issuance to repay all indebtedness, or $1.75 billion in principal amount, outstanding under the debt backing the 2007 Certificates plus prepayment consideration and accrued interest thereon and other costs and expenses related thereto, and for general corporate purposes.

The Loan will be paid solely from the cash flows generated from the operation of the Sites held by the Borrowers. The Borrowers are required to make monthly payments of interest on the Loan. Subject to certain limited exceptions described below, no payments of principal will be required to be made prior to the monthly payment date in March 2018, which is the anticipated repayment date for the Component of the Loan associated with the Series 2013-1A Securities. However, if the debt service coverage ratio, generally defined as the net cash flow divided by the amount of interest, servicing fees and trustee fees that the Borrowers will be required to pay over the succeeding twelve months on the Loan, is 1.30x or less for such calendar quarter (the “Cash Trap DSCR”), and such debt service ratio continues to exist for two consecutive calendar quarters, then all cash flow in excess of amounts required to make debt service payments, to fund required reserves, to pay management fees and budgeted operating expenses and to make other payments required under the loan documents, referred to as excess cash flow, will be deposited into a reserve account instead of being released to the Borrowers. The funds in the reserve account will not be released to the Borrowers unless the debt service coverage ratio exceeds the Cash Trap DSCR for two consecutive calendar quarters. An “amortization period” commences if (i) as of the end of any calendar quarter the debt service coverage ratio falls below 1.15x (the “Minimum DSCR”) for such calendar quarter and continues to exist until as of the end of any two consecutive calendar quarters the debt service coverage ratio exceeds the Minimum DSCR for such two consecutive calendar quarters or (ii) on an anticipated repayment date the Component of the Loan corresponding to the applicable Subclass of the Securities has not been repaid in full.

The Borrowers may prepay the Loan provided it is accompanied by applicable prepayment consideration. If the prepayment occurs within twelve months of the anticipated repayment date for the Series 2013-1A Securities and eighteen months of the anticipated repayment date for the Series 2013-2A, no prepayment consideration is due. The entire unpaid principal balance of the Component of the Loan related to the Series 2013-1A Securities will be due in March 2043. The entire unpaid principal balance of the Component of the Loan related to the Series 2013-2A Securities will be due in March 2048. The Loan may be defeased in whole at any time.

The Loan is secured by (1) mortgages, deeds of trust and deeds to secure debt on substantially all of the tower sites and their operating cash flows, (2) a security interest in substantially all of the Borrowers’ personal property and fixtures and (3) the Borrowers’ rights under the Management Agreement (as defined below). American Tower Holding Sub, LLC (the “Guarantor”), whose only material assets are its equity interests in each of the Borrowers, and American Tower Guarantor Sub, LLC (the “Parent Guarantor”) whose only material asset is its equity interests in the Guarantor, have each guaranteed repayment of the Loan and pledged their equity interests in their respective subsidiary or subsidiaries as security for such payment obligations.

The Loan documents include covenants customary for Loans subject to rated securitizations. Among other things, the Borrowers are prohibited from incurring other indebtedness for borrowed money or further encumbering their assets. The organizational documents of the Borrowers contain provisions consistent with rating agency securitization criteria for special purpose entities, including the requirement that the Borrowers maintain at least two independent directors.

In connection with the issuance and sale of the Securities, the Borrowers, as owners, entered into an amended and restated management agreement (“Management Agreement”) dated as of March 15, 2013 with SpectraSite Communications, LLC (“SpectraSite Communications”) as manager (in that capacity, “Manager”). SpectraSite Communications is a wholly-owned indirect subsidiary of the Company. Pursuant to the Management Agreement, the Manager will perform, on behalf of the Borrowers, those functions reasonably necessary to maintain, market, operate, manage and administer the Sites.

Also in connection with the issuance and sale of the Securities, the Borrowers, as borrowers, U.S. Bank National Association (“Trustee”), as trustee and agent, Midland Loan Services, a Division of PNC Bank, National Association (“Servicer”), as servicer, and SpectraSite Communications, as manager, entered into a first amended and restated cash management agreement (“Cash Management Agreement”) dated as of March 15, 2013. Pursuant to the Cash Management Agreement, the Borrowers established certain accounts and reserves, controlled by the lender, or its assignee, to which the Borrowers and the Manager will be required to transfer all revenue from the Sites otherwise received. The Borrowers, Manager and Trustee will administer the reserve funds in the manner set forth in the Loan Agreement. In connection with the issuance and sale of the Securities, the Depositor, the Servicer and Trustee entered into a first amended and restated trust and servicing agreement (“Trust and Servicing Agreement”) dated as of March 15, 2013. Pursuant to the Trust and Servicing Agreement, the Servicer will administer and oversee the performance by the Borrowers and the Manager of their respective obligations under the documents entered into in connection with the transaction.

The foregoing is only a summary of certain provisions of the Loan and is qualified in its entirety by the terms of the Loan Agreement, the Management Agreement, the Cash Management Agreement and the Trust and Servicing Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: March 15, 2013	By:	/S/ THOMAS A. BARTLETT
Thomas A. Bartlett
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 15, 2013.